 Exhibit (a)(1)(v)
Offer to Purchase for Cash
Up to 6,340,000 shares of Common Stock
of
The Howard Hughes Corporation
by
Pershing Square, L.P.,
Pershing Square International, Ltd.
and
Pershing Square Holdings, Ltd.
at
a purchase price not greater than $60.00 nor less than $52.25 per share
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF NOVEMBER 10, 2022, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
October 14, 2022
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated October 14, 2022 (the “Offer to Purchase”), and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PS and PS International, the “Purchasers”), to purchase up to an aggregate of 6,340,000 shares of common stock, $0.01 par value per share (each, a “Common Share”), of The Howard Hughes Corporation, a Delaware corporation (the “Company”), at a price not greater than $60.00 nor less than $52.25 per Common Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. If the Purchasers accept any Common Shares for purchase pursuant to the Offer, PS, PS International and PSH will purchase approximately 7.47%, 2.27% and 90.26%, respectively, of those Common Shares and their purchase obligation will be several in accordance with those percentages and not joint. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.
The Purchasers are conducting the Offer through a procedure commonly called a “modified Dutch auction.” Each tendering stockholder will specify a price, not greater than $60.00 nor less than $52.25 per Common Share, at which the stockholder is willing to sell Common Shares in the Offer. The Purchase Price will be the lowest single purchase price within that range that will allow the Purchasers to purchase 6,340,000 Common Shares (or, if fewer than 6,340,000 Common Shares are properly tendered and not properly withdrawn, all Common Shares properly tendered and not properly withdrawn). If the Purchasers accept any Common Shares for purchase in the Offer, the Purchasers will accept only Common Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn, and all Common Shares the Purchasers purchase in the Offer will be acquired at the Purchase Price (including those tendered at prices below the Purchase Price).
If more than 6,340,000 Common Shares are properly tendered at or below the Purchase Price and not properly withdrawn, the Purchasers will, upon the terms and subject to the conditions of the Offer, purchase those Common Shares on a pro rata basis as described in the Offer to Purchase. Any Common Shares not purchased in the Offer will be returned to the tendering stockholders promptly after the Expiration Date. The Purchasers reserve the right, in their sole discretion, to change the purchase price range per Common Share and to increase or decrease the number of Common Shares sought in the Offer, subject to applicable law. Under no circumstances will interest be paid on the purchase price for the Common Shares.

The Purchasers reserve the right, in their sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 6 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.
By following the instructions to the Letter of Transmittal, stockholders can specify different minimum prices for specified portions of their Common Shares, but a separate Letter of Transmittal must be submitted for Common Shares tendered at each price. Stockholders can also specify the order in which the specified portions will be purchased in the event that, as a result of proration or otherwise, some but not all of the tendered Common Shares are purchased pursuant to the Offer. In the event a stockholder does not designate such order and fewer than all Common Shares are purchased due to proration, Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”) will select the order of Common Shares purchased.
The Offer is not conditioned on the receipt of financing or any minimum number of Common Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 6 of the Offer to Purchase.
We are the owner of record of Common Shares held for your account. As such, we are the only ones who can tender your Common Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER COMMON SHARES WE HOLD FOR YOUR ACCOUNT.
Please instruct us as to whether you wish us to tender any or all of the Common Shares we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1.
You may tender your Common Shares at prices not greater than $60.00 nor less than $52.25 per Common Share, as indicated in the attached Instruction Form, to you in cash, less any applicable withholding taxes and without interest.

2.
The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, at the end of November 10, 2022, unless Offer is extended.

3.
The Offer is for up to 6,340,000 Common Shares. If the Purchasers purchase the full 6,340,000 Common Shares the Purchasers are offering to purchase in the Offer, at the maximum Purchase Price of $60.00 per Common Share, the aggregate Purchase Price would be $380,400,000 and those Common Shares would represent approximately 12.7% and would increase the Purchasers’ ownership to approximately 40% of the issued and outstanding Common Shares as of the date of the Offer to Purchase according to the Company.

4.
Tendering stockholders who are tendering Common Shares held in their name and who tender their Common Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the purchase of Common Shares by the Purchasers pursuant to the Offer.

5.
If you wish to tender portions of your Common Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Common Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

6.
If the Offer is successfully completed, the Purchasers will pay to brokers for any tender of Common Shares by a tendering stockholder that are purchased by the Purchasers an aggregate fee of $0.05 per Common Share (the “Soliciting Dealer Fee”), if such broker is appropriately designated by their clients to receive such a fee. In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Soliciting Dealer Form on Annex B of the Offer to Purchase must be returned to the Depositary prior to the Expiration Date. The Purchasers shall, in their sole discretion, determine whether a broker has satisfied the criteria for receiving a Soliciting Dealer

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Fee (including, without limitation, the submission of the Soliciting Dealer Form and appropriate documentation without defects or irregularities and in respect of bona fide tenders).
In order to qualify for the Soliciting Dealer Fee, a broker must be either (i) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA or (ii) a bank or trust company located in the United States.
A broker is not entitled to a Soliciting Dealer Fee:
•
with respect to the Common Shares beneficially owned by the broker or any of its affiliates;

•
with respect to the Common Shares that are registered in the name of the broker, unless those the Common Shares are held by the broker as a nominee and are tendered on behalf of the beneficial owner of those Common Shares;

•
with respect to the Common Shares tendered by the holder of record, for the account of that holder, unless the tendering holder designates the broker for this purpose in the Letter of Transmittal; or

•
with respect to the Common Shares that for any reason are not accepted for payment and purchased pursuant to the Offer.

Soliciting brokers should take care to ensure that proper records are kept to document their eligibility to receive any Soliciting Dealer Fee. The Purchasers, the Depositary and the Information Agent reserve the right to require additional information at their discretion, as deemed warranted.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF NOVEMBER 10, 2022, UNLESS THE OFFER IS EXTENDED.
If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Common Shares, we will tender all such Common Shares unless you specify otherwise on the attached Instruction Form.
The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Common Shares of the Company. The Purchasers are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Purchasers become aware of any jurisdiction where the making of the Offer or the acceptance of Common Shares pursuant to the Offer is not in compliance with any applicable law, the Purchasers will make a good faith effort to comply with the applicable law. If, after a good faith effort, the Purchasers cannot comply with the applicable law, the Offer will not be made to the holders of Common Shares residing in that jurisdiction. In making the Offer, the Purchasers will comply with the requirements of Rule 14d-10 under the Securities Exchange Act of 1934, as amended.

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INSTRUCTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 14, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Pershing Square, L.P., a Delaware limited partnership (“PS”), Pershing Square International, Ltd., a Cayman Islands exempted company (“PS International”), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey (“PSH” and together with PS and PS International, the “Purchasers”), to purchase for cash up to an aggregate of 6,340,000 shares of common stock, $0.01 par value per share (each, a “Common Share”), of The Howard Hughes Corporation, a Delaware corporation (the “Company”), at a price not greater than $60.00 nor less than $52.25 per Common Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. If the Purchasers accept any Common Shares for purchase pursuant to the Offer, PS, PS International and PSH will purchase approximately 7.47%, 2.27% and 90.26%, respectively, of those Common Shares and their purchase obligation will be several in accordance with those percentages and not joint.
The undersigned hereby instruct(s) you to tender to the Purchasers the number of Common Shares indicated below or, if no number is specified, all Common Shares you hold for the account of the undersigned, at the price per Common Share indicated below, upon the terms and subject to the conditions of the Offer.
Account Number:
Aggregate Number Of Common Shares To Be Tendered
By You For The Account Of The Undersigned:                   Common Shares.
PRICE (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING
TENDERED
(See Instruction 5 to the Letter of Transmittal)
THE UNDERSIGNED IS TENDERING COMMON SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
(1)   COMMON SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER
By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Common Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders Common Shares at the purchase price as shall be determined by the Purchasers in accordance with the terms of the Offer.
☐
The undersigned wants to maximize the chance that the Purchasers will accept for payment all of the Common Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Common Shares at, and is willing to accept, the purchase price determined by the Purchasers in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Common Shares being deemed to be tendered at the minimum price of $52.25 per Common Share for purposes of determining the Purchase Price. This may effectively lower the Purchase Price and could result in the undersigned receiving a price as low as $52.25 per Common Share.

(2)   COMMON SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Common Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Common Shares at the price checked. The undersigned understands that this action could result in the Purchasers purchasing none of the Common Shares tendered hereby if the purchase price determined by the Purchasers for the Common Shares is less than the price checked below.
☐ $52.25	☐ $53.75	☐ $55.25	☐ $56.75	☐ $58.25	☐ $59.75
☐ $52.50	☐ $54.00	☐ $55.50	☐ $57.00	☐ $58.50	☐ $60.00
☐ $52.75	☐ $54.25	☐ $55.75	☐ $57.25	☐ $58.75
☐ $53.00	☐ $54.50	☐ $56.00	☐ $57.50	☐ $59.00
☐ $53.25	☐ $54.75	☐ $56.25	☐ $57.75	☐ $59.25
☐ $53.50	☐ $55.00	☐ $56.50	☐ $58.00	☐ $59.50
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF COMMON SHARES.
A STOCKHOLDER DESIRING TO TENDER COMMON SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH COMMON SHARES ARE TENDERED. THE SAME COMMON SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.
DESIGNATION OF SOLICITING BROKER (See Instructions 14 of the Letter of Transmittal)
To be completed only if you wish to designate a broker as eligible to receive a Soliciting Dealer Fee.
Name of Soliciting Broker:	(please print)
Address of Soliciting Broker:
The method of delivery of this document, is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
None of the Purchasers, Pershing Square Capital Management, L.P., PS Management GP, LLC, William A. Ackman (collectively, the “Pershing Square Persons”), D.F. King & Co., Inc., the information agent for the Offer (the “Information Agent”), Jefferies LLC, as dealer manager for the Offer (the “Dealer Manager”), or Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), makes any recommendation to you as to whether you should tender or not tender your Common Shares or as to the price or prices at which you may choose to tender your Common Shares. None of the Pershing Square Persons, the Information Agent, Dealer Manager or the Depositary has authorized any person to make any recommendation with respect to the Offer. You must make your own decision as to whether to tender your Common Shares and, if so, how many Common Shares to tender and the purchase price or prices at which you will tender them. The Purchasers recommend that you consult your own financial and tax advisors, and read carefully and evaluate the information in the Offer to Purchase and in the related Letter of Transmittal, before taking any action with respect to the Offer.

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SIGNATURE
Signature(s)
Name(s)
(Please Print)
Taxpayer Identification or Social Security No.:
Address(es)
(Include Zip Code)
Phone Number (including Area Code)
Date:

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